UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

233 South Wacker Drive, Suite 4900, Chicago, Illinois	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2021, Heidrick & Struggles International, Inc. (the “Company”) and certain foreign and domestic subsidiaries of the Company (together with the Company, the “Loan Parties”) entered into a First Amendment to Credit Agreement (the “Amendment”) with institutions from time to time party thereto as lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent. The Amendment provides the terms under which the parties have amended that certain Credit Agreement entered into on October 26, 2018 among the Loan Parties, the Lenders, Bank of America, N.A., as Administrative Agent, SunTrust Bank (now Truist Bank), as Syndication Agent, and HSBC Bank USA, National Association, as Documentation Agent (the “Original Credit Agreement”). The Amendment provides that Lenders will make available to the Borrowers a committed unsecured revolving credit facility in an aggregate amount of $200 million, increased from $175 million as set forth in the Original Credit Agreement, which includes a sublimit of $25 million for letters of credit and a sublimit of $10 million for swingline loans, with a $75 million expansion feature (collectively, the “Facility”). The Facility matures on July 13, 2026, extended from October 26, 2023 as set forth in the Original Credit Agreement.

Borrowings under the Amendment may be used for working capital, capital expenditures, permitted acquisitions, restricted payments and for other general corporate purposes of the Company and its subsidiaries. The obligations under the Amendment are guaranteed by certain of the Company’s subsidiaries.

The Amendment provides that Citizens Bank, N.A., a party to the Original Credit Agreement as a Lender, shall no longer constitute a Lender and shall no longer have loan commitments to the Borrowers following the effective date of the Amendment.

The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not defined herein have the meanings given to them in the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this Report on Form 8-K:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of July 13, 2021 among Heidrick & Struggles International, Inc., the Foreign Subsidiary Borrowers Party Thereto, the Lenders Party Thereto and Bank of America, N.A.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Dated: July 16, 2021	/s/ Mark Harris
Name: Mark Harris
Title: Chief Financial Officer